UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008
DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4018	53-0257888
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

280 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)
(212) 922-1640
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 25, 2008, Dover Corporation (the “Company”) announced that Robert A. Livingston, 55, has been promoted from President and Chief Operating Officer to President and Chief Executive Officer of the Company and has been appointed a director of the Company effective December 1, 2008. Mr. Livingston has been President and Chief Operating Officer of the Company since July 1, 2008. Before then, he held various positions with Company subsidiaries for the past 25 years.
The Company also announced that Ronald L. Hoffman, 60, the Company’s current Chief Executive Officer, will retire from that position and as a Director of the Company effective November 30, 2008.
These actions reflect a management transition that was announced by the Company in June of this year.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
     The following exhibit is filed as part of this report:
99.1	Press release of Dover Corporation, dated November 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2008	DOVER CORPORATION
(Registrant)

	By: Name:	/s/ Joseph W. Schmidt Joseph W. Schmidt
	Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Press release of Dover Corporation, dated November 25, 2008.